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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 21, 1995
                                                --------------------------------

                        Resort Income Investors, Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                        1-10084                      36-3593298
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(State of or other                (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                      Number)


One Norwest Center, 1700 Lincoln, 49th Floor, Denver, Colorado         80203
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code       (303) 863-2400
                                                   -----------------------------

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(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Resort Income Investors, Inc. (the "Company") dated October 24, 1988 (the "Prospectus").

         On April 21, 1995, the Company made a loan to Hemmeter Enterprises, Inc. ("HEI"), an affiliate of the Investment Manager, in the amount of $1,000,000, bearing interest at the rate of 12% per annum, payable quarterly in arrears, and due on demand (the "HEI Investment"). HEI, either directly or through affiliated entities, develops, owns and operates gaming and related entertainment facilities. The proceeds of the HEI Investment were utilized by HEI for working capital purposes of HEI and its affiliates and was secured by the guaranty of Christopher B. Hemmeter.

         On May 2, 1995, the Board of Directors of the Company agreed to a further modification of its loan to Mr. Hemmeter (the "Hemmeter Investment") to provide for an additional $1,000,000 (the "Second Additional Principal") thereby increasing the principal amount of the Hemmeter Investment to $15,000,000. The Second Additional Principal bears interest at the rate of 23%, 10% of which is payable upon the maturity, June 30, 1995, or earlier prepayment of the Second Additional Principal. Mr. Hemmeter is current on his interest payments to the Company on the Hemmeter Investment.

         On May 15, 1995, the Company made a senior bank facility available to HEI in the amount of $4,000,000 (the "HEI Senior Credit Facility"). On such date, the Company funded $2,000,000 of the HEI Senior Credit Facility, bearing interest at the rate of 12%, payable quarterly in arrears, and due on September 30, 1995. One million dollars of the funds drawn by HEI under the HEI Senior Credit Facility was utilized to retire the HEI Investment. The other $1,000,000 is being utilized by HEI and certain of its affiliates for working capital purposes. The HEI Senior Credit Facility is secured by a security interest in and lien upon certain of HEI's real and personal property currently collateralizing HEI's senior secured pay-in-kind notes due 2000 in the original principal amount of $140 million issued in December 1993, and a junior lien on Canadian Pavilion, a wharf-front property on the Mississippi River in downtown New Orleans. Canadian Pavilion is part of the International Pavilion which was erected as an exhibition hall for the 1984 World's Fair. In November 1991, the Company made a loan to Canadian Pavilion Limited Partnership (the "Canadian Pavilion Borrower") in the amount of $2,600,000. The Canadian Pavilion Borrower received an updated appraisal of Canadian Pavilion reflecting an estimated market value, as of June 6, 1995, of $4,000,000. Any additional fundings of the HEI Senior Credit Facility will require the approval of the independent members of the Company's Board of Directors. In addition to the collateral described above, Mr. Hemmeter is also guaranteeing the HEI Senior Credit Facility.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   RESORT INCOME INVESTORS, INC.
                                   (Registrant)



DATE:  June 12, 1995               By:     /s/ Mark Hemmeter
                                           -------------------------------------
                                   Name:   Mark Hemmeter
                                   Title:  Director, Executive Vice President,
                                           Secretary, Treasurer, Chief Financial
                                           Officer and Chief Accounting Officer